SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     September 28, 1997


                                    PHC, Inc.
            (Exact Name of Registrant as Specified in its Charter)

                                  Massachusetts
                   (State of Incorporation or Organization)

0-23524                                                     04-260571
(Commission File Number)                                  (I.R.S. Employer
                                                         Identification No.)


               200 Lake Street, Suite 102, Peabody, Massachusetts 01960
             (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:       (978) 536-2777

Item 5.  Other Events.

     On September 28, 1997, the Class C Common Stock of PHC, Inc. (the "Company") was automatically canceled and retired. The Company's Articles of Organization and prospectus of March, 1994 provided that the Class C Common Stock would have been converted into Class B Common Stock if the Company had met an earnings target of $4.0 million in net profits after taxes for the fiscal year ending 1997. If the Company did not meet this earnings target, the Class C Common Stock would be retired on the 90th day after the end of the June 30, 1997 fiscal year. Because the Company did not meet this earnings target, the Class C Common Stock was canceled and retired on September 28, 1997.


                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    PHC, INC



Date:                                               By:  _____________________
                                                    Bruce A. Shear
                                                    President

DS1.366562.1